Exhibit 1.01

Conflict Minerals Report of Celestica Inc.

For the reporting period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report (“CMR”) of Celestica Inc. (“Celestica” or the “Company”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2017 to December 31, 2017.

Introduction

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in such Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”).  The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Celestica is a multinational electronics manufacturing services (“EMS”) company headquartered in Toronto, Canada. The Company’s global network is comprised of approximately 30 sites in 13 countries in North America, Europe and Asia.  The Company manufactures, or contracts to manufacture, certain products for which Conflict Minerals are necessary to their functionality or production.

Celestica builds products for a wide variety of leading OEMs (original equipment manufacturers), to be marketed under the OEMs’ brands. Typically, the OEM specifies all parts to be included in the product through an Approved Vendor List (“AVL”). As a result, Celestica does not control the selection of suppliers or materials sources unless specifically instructed to do so by its customers.

Description of the Company’s Products Covered by this CMR

This CMR relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2017.

These products, which are referred to in this CMR collectively as the “Covered Products,” consist of printed circuit board assemblies and complete system builds for the following end products: government certified and highly-specialized manufacturing, electronic and enclosure-related services for aerospace and defense-related customers; high-precision equipment and integrated subsystems used in the manufacturing of semiconductors; a wide range of industrial automation and controls, and test and measurement devices; advanced solutions for surgical instruments, diagnostic imaging and patient monitoring; efficiency products to help manage and monitor the energy and power industries; and routers, switches, servers and storage-related products to manage digital connectivity, commerce and social media applications.

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

In accordance with Rule 13p-1, the Company has conducted in good faith a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals necessary to the functionality or production of the products it manufactures or contracts to manufacture.  This RCOI was reasonably designed to determine whether any of such Conflict Minerals originated in the Covered Countries and whether any of such Conflict Minerals may be from recycled or scrap sources.

Celestica engaged with its immediate (Tier 1) suppliers to collect information about the presence and sourcing of Conflict Minerals used in products and components supplied to the Company. For new Tier 1 suppliers that came on board in 2017, such engagement also included the provision of Celestica’s Conflict Minerals Policy to such suppliers, and education on Celestica’s position regarding Conflict Minerals sourcing practices and the requirements of Rule 13p-1.  Information was collected using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Business Alliance (“RBA,” formerly the Electronic Industry Citizenship Coalition) and the Global e-Sustainability Initiative (GeSI).

Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary Conflict Minerals, as well as their origin. Additional supplier contacts were conducted to address various issues, including implausible statements regarding no presence of Conflict Minerals, incomplete data on the CMRT, responses that did not identify smelters or refiners, responses which indicated a sourcing location without complete supporting information from the supply chain, and organizations that were identified as smelter or refiners, but not verified as such through further analysis and research.

In addition to the RCOI, the Company also exercised due diligence on the source and chain of custody of its necessary Conflict Minerals where the Company, based on its RCOI, had reason to believe that such Conflict Minerals may have originated in the Covered Countries and may not be from recycled or scrap sources.

The following criteria were used to determine which supply chains and associated smelters or refiners (SORs) were moved to the due diligence step:

•                  Supplier reported sourcing from Covered Countries;

•                  Provided SOR data indicated sourcing from a mine located in the Covered Countries;

•                  Listed SOR has been reported to source from a mine located in the Covered Countries (based on information contained within our internal database, which includes information from independent certification programs, and from Internet research/available public reports);

•                  An indication that the SOR sourced from a Covered Country; or

•                  Information provided about the SOR indicated the origin of the materials was not from a known reserve.

A total of 3,349 suppliers were surveyed as part of the RCOI process. Of these suppliers, 3308 provided responses, and of those, 57% responded “yes” as to having one or more of the Conflict Minerals as necessary to the functionality or production of the products they supply to Celestica. An aggregate of 543 individuals SORs were identified as used by such suppliers; however, the SOR information obtained from suppliers pertained to all customers of such suppliers, and did not correspond specifically to products/components supplied to the Company.

The Company’s due diligence measures were designed to conform to the framework in the Organization for Economic Cooperation and Development’s (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) and accompanying Supplements.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals.  The Company does not purchase Conflict Minerals directly from mines, smelters or refiners.  The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products.  However, because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company has also taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The OECD Guidance identifies five due diligence steps:

Step 1: Establish Strong Company Management Systems

Step 2: Identify and Assess Risks in the Supply Chain

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Step 5: Report Annually on Supply Chain Due Diligence

It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain. As Celestica is a downstream company in the supply chain, its due diligence practices were tailored accordingly.

In addition to the RCOI described in detail above, the following constitute the procedures the Company used to identify supply chain risks in relation to Conflict Minerals in the Covered Products, and the due diligence activities undertaken to respond to those risks.

OECD Guidance Step 1: Establish strong company management systems

A management system is a framework of policies, procedures, processes and organizational structures that help enable a company to complete all tasks necessary to achieve its objectives. Celestica has established such a system by taking the following steps.

Adopt a conflict minerals policy

Celestica’s Conflict Minerals Policy is publicly available at www.celestica.com (under “About Us — Compliance and Ethics”). It states:

The mining and trading of Coltan (the metal ore from which Tantalum is extracted), Wolframite (the metal ore from which Tungsten is extracted), Cassiterite (the metal ore from which Tin is extracted), and Gold, and their respective derivatives, originating from the Democratic Republic of Congo (“DRC”) or adjoining countries (the “DRC Region”) has financed conflict, resulting in widespread human rights violations and environmental degradation. Section 1502(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Conflict Minerals Law”) requires SEC reporting companies to undertake an inquiry as to the source and chain of custody of conflict minerals and to make certain disclosures in connection therewith.

Celestica fully supports the objectives of this legislation, which aims to minimize violence and environmental damage in the DRC Region. We will comply with all applicable obligations under the Conflict Minerals Law. Celestica expects that all suppliers will comply with the Conflict Minerals Law and provide all necessary declarations using the RMI Conflict Minerals Reporting Template. These measures will be used in conjunction with industry initiatives such as the Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program (“CFSP”) to reasonably assure that the Conflict Minerals in the products we manufacture or contract to manufacture do not directly or indirectly finance or benefit armed groups in the DRC Region. Celestica will assess future business with suppliers who are noncompliant with this policy.

Celestica is committed to ethical practices and compliance with applicable laws and regulations wherever it does business.

Assemble an internal team to support supply chain due diligence

Celestica has established a management system for Conflict Minerals. This management system includes an internal Conflict Minerals steering committee made up of senior management from Corporate Compliance, Finance, Supply Chain Management and Commodity Management functions, and a Supply Chain Management Environmental Engineering team to manage Conflict Minerals activities. The steering committee is updated on the results of Celestica’s due diligence efforts on a regular basis.

Establish a system of controls and transparency over the mineral supply chain

To provide better transparency within Celestica’s mineral supply chains and to facilitate communication of policies and expectations, Celestica has established an internal system to identify suppliers in Celestica’s mineral supply chains and the relationships between them, collect, store, and review information on Conflict Minerals sourcing practices, track information on SORs, and flag risks based on SOR sourcing practices.

Strengthen company engagement with suppliers

Celestica engaged with suppliers through multiple communication outreaches by email and phone to educate suppliers on Celestica’s expectations for sourcing and its Conflict Minerals Policy, and the requirements of

Rule 13p-1.  Suppliers were provided various avenues to obtain additional information and guidance regarding Celestica’s Conflict Minerals compliance program, including on-line access to Celestica’s Conflict Minerals Policy, and contact email addresses and telephone numbers for obtaining answers to questions and/or guidance on completing Celestica’s information requests.

OECD Guidance Step 2: Identify and Assess Risks in the Supply Chain

The following steps are recommended by the OECD to identify and assess risks in mineral supply chains.

Identify the Smelters or Refiners (SORs) in the supply chain

The Company attempted to obtain information on identified SORs using Celestica’s Conflict Minerals database, which includes information provided  through internet searches, other research activities (e.g., reviewing government databases and industry and trade organization lists), and contact with suppliers providing SOR information on their reporting templates. The Company also followed up where a sourcing location provided (country of mine origin) is not believed to be a known reserve for the given metal.

Identified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the Responsible Minerals Initiative’s (“RMI”) Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association’s Responsible Gold Audit Programme and the Responsible Jewellery Council’s Chain-of-Custody Certification Program. Suppliers and products associated with certified SORs were assumed to meet the OECD Guidance due diligence standards and responsibly source their materials.

OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks

Celestica implemented the following measures to address high risk SORs.

Report findings to senior management

A regular update is provided to Celestica’s Conflict Minerals steering committee on the progress and findings of the RCOI and due diligence.

Devise and adopt a risk management plan, monitor and track risk mitigation, and evaluate supplier relationship

Celestica is an EMS company that builds products for leading OEMs according to specifications provided by the OEM to Celestica. Typically, the OEM specifies all parts included in the product through an AVL. As a result, Celestica does not control selection of suppliers or materials sources unless specifically instructed to do so by its customers. If a risk is identified, Celestica will inform the customer of the risk in the supply chain and work with such customer to manage and mitigate the risk.

For parts that Celestica designs or over which Celestica has engineering control, if a risk is identified, Celestica will work with its suppliers to express its concerns about providing revenue to armed groups within the Covered Countries. Celestica will work with suppliers to provide a roadmap intended to ensure that the Conflict Minerals they supply to Celestica will be responsibly sourced. If a supplier refuses to comply, Celestica will assess future business with the supplier.

OECD Guidance Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

This OECD step does not require or define audits for downstream companies.  However, downstream companies can support these audits by supporting or joining industry organizations.

Celestica does not typically have a direct relationship with Conflict Minerals smelters or refiners and does not perform direct audits of these entities within its supply chain. However, as a member of the RBA, Celestica is a participant in the RMI RMAP, a joint initiative between the RBA and the GeSI. Celestica participates in the ongoing discussions and updates of the RMI RMAP, an audit program designed to validate SORs’ sourcing practices.  Through the RMAP validation process, which is voluntary, an independent third party audits the procurement and processing activities of a SOR to determine if it has the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.

OECD Guidance Step 5: Report Annually on Supply Chain Due Diligence.

In fulfilling this step, Celestica’s Conflict Minerals steering committee:

a.              Provided management with periodic process updates during the reporting period and through the filing date;

b.              Informed management of due diligence efforts and results; and

c.               Completed and filed this Conflict Minerals Report, and the Form SD to which it relates, which are publicly available at www.celestica.com.

Due Diligence Results

Based on the information obtained in the Company’s due diligence process, the Company does not have sufficient information to determine all facilities used to process all Conflict Minerals in the Covered Products. The SOR information obtained from suppliers was at a company or division level, not at a product level, and as a result, we cannot determine which of the identified SORs are actually in Celestica’s supply chain.

With respect to the 543 SORs identified as used by the Company’s suppliers, 255 were certified as Conformant by RMAP or another recognized certification program (LBMA Responsible Gold Certification or Responsible Jewellery Program Chain-of-Custody Certification). In addition, 9 SORs were identified as “active,” i.e., they have committed to undergo a RMAP audit. The 543 SOR facilities that were identified pursuant to the due diligence process, and their certification status, where applicable, are set forth below.

SOR Facility Name	Metal	Certification
KGHM Polska Miedz Spolka Akcyjna	Gold	Active
Remondis Argentia B.V.	Gold	Active
Bangalore Refinery	Gold	Active
Modeltech Sdn Bhd	Gold	Active
SAFINA A.S.	Gold	Active
L’Orfebre S.A.	Gold	Active
Samwon Metals Corp.	Gold
Heraeus Metals Hong Kong Ltd.	Gold	RMAP
Metalor Technologies S.A.	Gold	RMAP
Tanaka Kikinzoku Kogyo K.K.	Gold	RMAP
Western Australian Mint (T/a The Perth Mint)	Gold	RMAP
LS-NIKKO Copper Inc.	Gold	RMAP
Matsuda Sangyo Co., Ltd.	Gold	RMAP
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	RMAP
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	RMAP
Mitsubishi Materials Corporation	Gold	RMAP
Asahi Refining USA Inc.	Gold	RMAP
Nihon Material Co., Ltd.	Gold	RMAP

Asahi Pretec Corp.	Gold	RMAP
Eco-System Recycling Co., Ltd.	Gold	RMAP
Ishifuku Metal Industry Co., Ltd.	Gold	RMAP
JX Nippon Mining & Metals Co., Ltd.	Gold	RMAP
Mitsui Mining and Smelting Co., Ltd.	Gold	RMAP
Sumitomo Metal Mining Co., Ltd.	Gold	RMAP
Dowa	Gold	RMAP
Kojima Chemicals Co., Ltd.	Gold	RMAP
Tokuriki Honten Co., Ltd.	Gold	RMAP
Aida Chemical Industries Co., Ltd.	Gold	RMAP
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	RMAP
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	RMAP
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	RMAP
Argor-Heraeus S.A.	Gold	RMAP
Asaka Riken Co., Ltd.	Gold	RMAP
Aurubis AG	Gold	RMAP
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	RMAP
Boliden AB	Gold	RMAP
Chimet S.p.A.	Gold	RMAP
OJSC Novosibirsk Refinery	Gold	RMAP
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	RMAP
Japan Mint	Gold	RMAP
Jiangxi Copper Co., Ltd.	Gold	RMAP
Asahi Refining Canada Ltd.	Gold	RMAP
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RMAP
Kyrgyzaltyn JSC	Gold	RMAP
Metalor USA Refining Corporation	Gold	RMAP
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	RMAP
Moscow Special Alloys Processing Plant	Gold	RMAP
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	RMAP
PAMP S.A.	Gold	RMAP
Prioksky Plant of Non-Ferrous Metals	Gold	RMAP
PT Aneka Tambang (Persero) Tbk	Gold	RMAP
Rand Refinery (Pty) Ltd.	Gold	RMAP
Royal Canadian Mint	Gold	RMAP
SEMPSA Joyeria Plateria S.A.	Gold	RMAP
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RMAP
Solar Applied Materials Technology Corp.	Gold	RMAP
Umicore Brasil Ltda.	Gold	RMAP
United Precious Metal Refining, Inc.	Gold	RMAP
Valcambi S.A.	Gold	RMAP

CCR Refinery - Glencore Canada Corporation	Gold	RMAP
Yokohama Metal Co., Ltd.	Gold	RMAP
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	RMAP
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	RMAP
Materion	Gold	RMAP
Metalor Technologies (Hong Kong) Ltd.	Gold	RMAP
Metalor Technologies (Singapore) Pte., Ltd.	Gold	RMAP
Advanced Chemical Company	Gold	RMAP
Umicore S.A. Business Unit Precious Metals Refining	Gold	RMAP
Republic Metals Corporation	Gold	RMAP
C. Hafner GmbH + Co. KG	Gold	RMAP
DSC (Do Sung Corporation)	Gold	RMAP
DODUCO Contacts and Refining GmbH	Gold	RMAP
Heimerle + Meule GmbH	Gold	RMAP
Heraeus Precious Metals GmbH & Co. KG	Gold	RMAP
Istanbul Gold Refinery	Gold	RMAP
JSC Uralelectromed	Gold	RMAP
Kazzinc	Gold	RMAP
Kennecott Utah Copper LLC	Gold	RMAP
Daejin Indus Co., Ltd.	Gold	RMAP
Sichuan Tianze Precious Metals Co., Ltd.	Gold	RMAP
Singway Technology Co., Ltd.	Gold	RMAP
T.C.A S.p.A	Gold	RMAP
Torecom	Gold	RMAP
Umicore Precious Metals Thailand	Gold	RMAP
WIELAND Edelmetalle GmbH	Gold	RMAP
Yamakin Co., Ltd.	Gold	RMAP
Metalor Technologies (Suzhou) Ltd.	Gold	RMAP
MMTC-PAMP India Pvt., Ltd.	Gold	RMAP
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	RMAP
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	RMAP
Ohura Precious Metal Industry Co., Ltd.	Gold	RMAP
PX Precinox S.A.	Gold	RMAP
Samduck Precious Metals	Gold	RMAP
Schone Edelmetaal B.V.	Gold	RMAP
SAXONIA Edelmetalle GmbH	Gold	RMAP
Korea Zinc Co., Ltd.	Gold	RMAP
Emirates Gold DMCC	Gold	RMAP
Geib Refining Corporation	Gold	RMAP
SAAMP	Gold	RMAP
AU Traders and Refiners	Gold	RMAP

Al Etihad Gold LLC	Gold	RMAP
HeeSung Metal Ltd.	Gold	RMAP
SungEel HiMetal Co., Ltd.	Gold	RMAP
Italpreziosi	Gold	RMAP
Marsam Metals	Gold	RMAP
Planta Recuperadora de Metales SpA	Gold	RMAP
Cendres + Metaux S.A.	Gold	RMAP
Safimet S.p.A	Gold	RMAP
Chugai Mining	Gold
Kazakhmys Smelting LLC	Gold
TOO Tau-Ken-Altyn	Gold
Daye Non-Ferrous Metals Mining Ltd.	Gold	LBMA
Bauer Walser AG	Gold
China National Gold Group Corporation	Gold
DaeryongENC	Gold
AURA-II	Gold
Faggi Enrico S.p.A.	Gold
Korea Metal Co., Ltd.	Gold
OJSC Kolyma Refinery	Gold
Colt Refining	Gold
So Accurate Group, Inc.	Gold
Sichuan Metals & Materials Imp & Exp Co	Gold
Navoi Mining and Metallurgical Combinat	Gold	LBMA
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	LBMA
Aktyubinsk Copper Company TOO	Gold
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold
Baiyin Nonferrous Metals Corporation (BNMC)	Gold
Bank of Switzerland	Gold
bao yu hua	Gold
Caridad	Gold
Yunnan Copper Industry Co., Ltd.	Gold
Changsanjiao elc. Ltd	Gold
Codela	Gold
Codelco	Gold
Alpha	Gold
CORE PMG	Gold
Dongguan City up another metal copper processing plant	Gold
Dongguan Standard Electronic Material Co., Ltd	Gold
Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	Gold
Dong-Wo Co., Ltd.	Gold
Dujinshui zhihuan fanying	Gold

Feinhutte Halsbrucke GmbH	Gold
Refinery of Seemine Gold Co., Ltd.	Gold
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold
Gwo Chern industrial Co., Ltd.	Gold
Hang Seng Technology	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Hanhua jinshu	Gold
Hetai Gold Mineral Guangdong Co., Ltd.	Gold
Hunan Chenzhou Mining Co., Ltd.	Gold
HwaSeong CJ CO., LTD.	Gold
Island Gold Refinery	Gold
Jinlong Copper Co., Ltd.	Gold
L’azurde Company For Jewelry	Gold
Lingbao Gold Co., Ltd.	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold
NanChuangshenghua NON-Ferrous meatal Alloy Factory	Gold
Nihon Superior Co., Ltd.	Gold
NORSUN CIRCUITED ENTERPRISE CO. LTD	Gold
Nyrstar Metals	Gold
Elemetal Refining, LLC	Gold
Penglai Penggang Gold Industry Co., Ltd.	Gold
Pogo Gold Mining	Gold
Rongda	Gold
Sabin Metal Corp.	Gold
Samhwa non-ferrorus Metal ind.co.ltd	Gold
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	Gold
Shandong Hengbang Smelter Co., Ltd.	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold
SHENZHEN TIANCHENG CHEMICAL CO LTD	Gold
Shindong-a	Gold
Sojitz	Gold
Suntain Co., Ltd.	Gold
Suzhou University Special Chemical Reagent Co., Ltd	Gold
Taipeng	Gold
TAIZHOU CHANGSANJIAO CO., LTD	Gold
Taizhou Delta Electronics Co., Ltd.	Gold
THE HUTTI GOLD MINES CO. LTD	Gold
Tongling Nonferrous Metals Group Co., Ltd.	Gold
Viagra Di precious metals (Zhaoyuan) Co., Ltd.	Gold
Worldtop	Gold

Wuzhong Group	Gold
Xiamen Police Station	Gold
Yamato Denki Ind. Co., Ltd.	Gold
Yuh-Cheng Material Corporation	Gold
Zhaojun Maifu	Gold
Morris and Watson	Gold
Shandong Huangjin	Gold
Guangdong Jinding Gold Limited	Gold
METALLI PREZIOSI S.p.A.	Gold
H. DRIJFHOUT & ZOON	Gold
LiBaoJia	Gold
Fidelity Printers and Refiners Ltd.	Gold
Henan Yuguang Gold & Lead Co., Ltd.	Gold
Kaloti Precious Metals	Gold
Sudan Gold Refinery	Gold
Precious Metals Sales Corp.	Gold
Tony Goetz NV	Gold
DRW	Gold
Abington Reldan Metals, LLC	Gold
Fujian Jinxin Tungsten Co., Ltd.	Gold
Huichang Jinshunda Tin Co., Ltd.	Gold
Shengnan Metal Products Factory	Gold
CRM	Gold
Metahub Industries Sdn. Bhd.	Gold
GCC Gujrat Gold Centre Pvt. Ltd.	Gold
Sai Refinery	Gold
Universal Precious Metals Refining Zambia	Gold
Kyshtym Copper-Electrolytic Plant ZAO	Gold
Morris and Watson Gold Coast	Gold
Degussa Sonne / Mond Goldhandel GmbH	Gold
Pease & Curren	Gold
State Research Institute Center for Physical Sciences and Technology	Gold
Global Advanced Metals Boyertown	Tantalum	RMAP
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	RMAP
H.C. Starck Co., Ltd.	Tantalum	RMAP
H.C. Starck Smelting GmbH & Co. KG	Tantalum	RMAP
H.C. Starck Inc.	Tantalum	RMAP
H.C. Starck Ltd.	Tantalum	RMAP
Ulba Metallurgical Plant JSC	Tantalum	RMAP
H.C. Starck Hermsdorf GmbH	Tantalum	RMAP
H.C. Starck Tantalum and Niobium GmbH	Tantalum	RMAP

Mitsui Mining and Smelting Co., Ltd.	Tantalum	RMAP
Taki Chemical Co., Ltd.	Tantalum	RMAP
Jiujiang Tanbre Co., Ltd.	Tantalum	RMAP
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	RMAP
F&X Electro-Materials Ltd.	Tantalum	RMAP
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	RMAP
Global Advanced Metals Aizu	Tantalum	RMAP
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	RMAP
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	RMAP
KEMET Blue Metals	Tantalum	RMAP
KEMET Blue Powder	Tantalum	RMAP
LSM Brasil S.A.	Tantalum	RMAP
Metallurgical Products India Pvt., Ltd.	Tantalum	RMAP
Mineracao Taboca S.A.	Tantalum	RMAP
NPM Silmet AS	Tantalum	RMAP
Power Resources Ltd.	Tantalum	RMAP
Solikamsk Magnesium Works OAO	Tantalum	RMAP
Telex Metals	Tantalum	RMAP
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	RMAP
D Block Metals, LLC	Tantalum	RMAP
Exotech Inc.	Tantalum	RMAP
FIR Metals & Resource Ltd.	Tantalum	RMAP
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	RMAP
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	RMAP
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	RMAP
Jiangxi Tuohong New Raw Material	Tantalum	RMAP
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	RMAP
QuantumClean	Tantalum	RMAP
Resind Industria e Comercio Ltda.	Tantalum	RMAP
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	RMAP
Asaka Riken Co., Ltd.	Tantalum	RMAP
Zhuzhou Cemented Carbide Group Co., Ltd.	Tantalum
King-Tan Tantalum Industry Ltd.	Tantalum
PT Koba Tin	Tantalum
Hi-Temp Specialty Metals, Inc.	Tantalum
Plansee SE Liezen	Tantalum
ULVAC Inc.	Tantalum
ULVAC TOHOKU	Tantalum
H.C. Starck Surface Technology and Ceramic Powders GmbH	Tantalum
Plansee SE Reutte	Tantalum
Global Advanced Metals	Tantalum

H.C. Starck GmbH	Tantalum
E.S.R. Electronics	Tantalum
Tranzact, Inc.	Tantalum
Tantalite Resources	Tantalum
Plansee SE	Tantalum
Duoluoshan	Tantalum
KEMET Corp.	Tantalum
Shanghai Jiangxi Metals Co., Ltd.	Tantalum
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Tantalum
Rand Refinery (Pty) Ltd.	Tantalum
Avon Specialty Metals Ltd.	Tantalum
Modeltech Sdn Bhd	Tin	Active
PT Timah (Persero) Tbk Mentok	Tin	RMAP
China Tin Group Co., Ltd.	Tin	RMAP
Yunnan Tin Company Limited	Tin	RMAP
Metallo Belgium N.V.	Tin	RMAP
Thaisarco	Tin	RMAP
Mitsubishi Materials Corporation	Tin	RMAP
Minsur	Tin	RMAP
CV United Smelting	Tin	RMAP
PT Bukit Timah	Tin	RMAP
Malaysia Smelting Corporation (MSC)	Tin	RMAP
EM Vinto	Tin	RMAP
Mineracao Taboca S.A.	Tin	RMAP
Operaciones Metalurgical S.A.	Tin	RMAP
PT Timah (Persero) Tbk Kundur	Tin	RMAP
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	RMAP
PT Refined Bangka Tin	Tin	RMAP
PT Stanindo Inti Perkasa	Tin	RMAP
Alpha	Tin	RMAP
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	RMAP
PT DS Jaya Abadi	Tin	RMAP
PT Aries Kencana Sejahtera	Tin	RMAP
Fenix Metals	Tin	RMAP
Metallic Resources, Inc.	Tin	RMAP
PT Artha Cipta Langgeng	Tin	RMAP
PT Babel Inti Perkasa	Tin	RMAP
PT Bangka Tin Industry	Tin	RMAP
PT Belitung Industri Sejahtera	Tin	RMAP
PT Eunindo Usaha Mandiri	Tin	RMAP
PT Mitra Stania Prima	Tin	RMAP

PT Prima Timah Utama	Tin	RMAP
PT Sariwiguna Binasentosa	Tin	RMAP
PT Tinindo Inter Nusa	Tin	RMAP
PT Tommy Utama	Tin	RMAP
Rui Da Hung	Tin	RMAP
White Solder Metalurgia e Mineracao Ltda.	Tin	RMAP
CV Venus Inti Perkasa	Tin	RMAP
PT ATD Makmur Mandiri Jaya	Tin	RMAP
PT Inti Stania Prima	Tin	RMAP
CV Ayi Jaya	Tin	RMAP
CV Tiga Sekawan	Tin	RMAP
PT Bangka Prima Tin	Tin	RMAP
PT Menara Cipta Mulia	Tin	RMAP
Gejiu Jinye Mineral Company	Tin	RMAP
PT Lautan Harmonis Sejahtera	Tin	RMAP
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	RMAP
CV Gita Pesona	Tin	RMAP
PT Premium Tin Indonesia	Tin	RMAP
Dowa	Tin	RMAP
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	RMAP
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	RMAP
Magnu’s Minerais Metais e Ligas Ltda.	Tin	RMAP
Metallo Spain S.L.U.	Tin	RMAP
Melt Metais e Ligas S.A.	Tin	RMAP
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	RMAP
O.M. Manufacturing Philippines, Inc.	Tin	RMAP
PT Panca Mega Persada	Tin	RMAP
PT Sukses Inti Makmur	Tin	RMAP
PT Sumber Jaya Indah	Tin	RMAP
Resind Industria e Comercio Ltda.	Tin	RMAP
Soft Metais Ltda.	Tin	RMAP
Jiangxi New Nanshan Technology Ltd.	Tin	RMAP
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	RMAP
CV Dua Sekawan	Tin	RMAP
Gejiu Fengming Metallurgy Chemical Plant	Tin	RMAP
Gejiu Kai Meng Industry and Trade LLC	Tin	RMAP
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	RMAP
Huichang Jinshunda Tin Co., Ltd.	Tin	RMAP
PT Karimun Mining	Tin	RMAP
PT Kijang Jaya Mandiri	Tin	RMAP
HuiChang Hill Tin Industry Co., Ltd.	Tin	RMAP

Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin
Cooperativa Metalurgica de Rondonia Ltda.	Tin
VQB Mineral and Trading Group JSC	Tin
Metallum Group Holding NV	Tin
PT Wahana Perkit Jaya	Tin
PT O.M. Indonesia	Tin
PT Bangka Kudai Tin	Tin
PT Bangka Timah Utama Sejahtera	Tin
PT BilliTin Makmur Lestari	Tin
PT Cipta Persada Mulia	Tin
PT Justindo	Tin
REDSUN METAL IND. CO.,LTD.	Tin
PT Bangka Putra Karya	Tin
Grillo Handel	Tin
KARAS PLATING LTD	Tin
PT Koba Tin	Tin
PT Timah (Persero) Tbk	Tin
An Thai Minerals Co., Ltd.	Tin
Feinhutte Halsbrucke GmbH	Tin
PT Fang Di MulTindo	Tin
PT Pelat Timah Nusantara Tbk	Tin
PT Seirama Tin Investment	Tin
PT Tirus Putra Mandiri	Tin
Linqu Xianggui Smelter Co., Ltd.	Tin
Phoenix Metal Ltd.	Tin
PT Alam Lestari Kencana	Tin
CV Makmur Jaya	Tin
PT Babel Surya Alam Lestari	Tin
PT HP Metals Indonesia	Tin
SEMPSA Joyería Platería SA	Tin
Nathan Trotter & Co INC.	Tin
Ohio Precious Metals, LLC	Tin
Metalor Technologies SA	Tin
Minmetals Ganzhou Tin Co. Ltd.	Tin
PT Singkep Times Utama	Tin
PT Yinchendo Mining Industry	Tin
Elemetal Refining, LLC	Tin
Novosibirsk Processing Plant Ltd.	Tin
bao yu hua	Tin
Brinkmann Chemie AG	Tin

Caridad	Tin
Chengli Hanxi Co.Ltd	Tin
CNMC (Guangxi) PGMA Co., Ltd.	Tin
CV Duta Putra Bangka	Tin
Diehl Metall	Tin
Dingnan Jiawang environmental Tin technology Co.	Tin
Dongguan City up another metal copper processing plant	Tin
dongrong	Tin
Edzell Corp	Tin
Estanho de Rondonia S.A.	Tin
Furukawa Electric	Tin
Gold Bell Group	Tin
Guang Zhou Hong Wuxi Products Limited	Tin
Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	Tin
Guangzhou Nonferrous Metal Research	Tin
GUANGZHOU TIANSHUO ELECTRONI TECHNOLOGY.CO.LTD	Tin
Guixi Smelter	Tin
Handok	Tin
Heraeus Precious Metals GmbH & Co. KG	Tin
Huayou	Tin
Huiliang	Tin
ISHIKAWA METAL CO.,LTD.	Tin
Jiang Jia Wang Technology Co.	Tin
Jiangxi Copper Company Limited	Tin
JinDa Metal .Co.Ltd	Tin
Kemet Blue Powder	Tin
KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	Tin
KU PING ENTERPRISE CO., LTD.	Tin
Kunshan SLH solder Manufacturing Co., Ltd.	Tin
Kunshan xiubo	Tin
Linetech	Tin
Maanshan Dongshen electronic material factory	Tin
Malaysia Aluminium & Alloy Sdn.Bhd	Tin
Metahub Industries Sdn. Bhd.	Tin
Metalor USA Refining Corporation	Tin
Mitsui Mining and Smelting Co., Ltd.	Tin
Old City Metals Processing Co., Ltd.	Tin
PT NATARI	TIN
PT Supra Sukses Trinusa	Tin
Semco	Tin
Senju Metal Industry Co., Ltd.	Tin

Shantou xi kuang	Tin
Shenzhen Anchen Solder Tin Product Co., Ltd.	Tin
Sichuan Guanghan Jiangnan casting smelters	Tin
Solnet Metal Industry Co., Ltd.	Tin
Sun Surface Technology Co Ltd	Tin
Sundwiger Messingwerk GmbH & Co.KG	Tin
Suzhou Nuonengda Chemical Co., Ltd.	Tin
Suzhou Xingrui Noble	Tin
Tae Seung	Tin
Taiwan Huanliang	Tin
Technic	Tin
Three green surface technology limited company	Tin
Tianshui Ling Bo Technology Co., Ltd.	Tin
Tochij	Tin
Top-Team Technology (Shenzhen) Ltd.	Tin
UNI BROS METAL PTE LTD	Tin
Wang Yu Manufacturing Co., Ltd.	Tin
Xia Yi Metal Industries (shares) Co., Ltd.	Tin
XURI	Tin
YH (Yunnan)	Tin
Yifeng Tin	Tin
Yiquan Manufacturing	Tin
Yunnan Industrial Co., Ltd.	Tin
Zhangzhou Xiangcheng Hongyu Building	Tin
ZHEJIANG HUANGYAN XINQIAN ELECTRICAL	Tin
Dr. soldering tin products Co., Ltd.	Tin
GUANGDONG JIATIAN STANNUM PRODUCTS CO., LTD	Tin
LANGFANG BONDTRON ELECTRONIC MATERIALS CO., LTD.	Tin
Misue Tin Smelter and Refinery	Tin
NINGBO CITY CHANGZHEN COPPER CO.,LTD	Tin
Spectro Alloys Corp.	Tin
Japanese precision and chain	Tin
Nantong Chun-Yuan Electronics Co.	Tin
PT Donna Kembara Jaya	Tin
PT Rajwa International	Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin
Cendres + Metaux SA	Tin
Morigin Company	Tin
An Vinh Joint Stock Mineral Processing Company	Tin
ACuPowder International, LLC	Tin

Angelcast Enterprise Co., Ltd.	Tin
Suzhou Co. Ltd.	Tin
Super Ligas	Tin
Jiangxi Yaosheng Tungsten Co., Ltd.	Tin
Da Nang Processing Import and Export Joint Stock	Tin
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	Active
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	Active
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	RMAP
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	RMAP
Xiamen Tungsten Co., Ltd.	Tungsten	RMAP
Global Tungsten & Powders Corp.	Tungsten	RMAP
H.C. Starck Tungsten GmbH	Tungsten	RMAP
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	RMAP
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	RMAP
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	RMAP
A.L.M.T. TUNGSTEN Corp.	Tungsten	RMAP
Kennametal Huntsville	Tungsten	RMAP
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	RMAP
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	RMAP
Japan New Metals Co., Ltd.	Tungsten	RMAP
Kennametal Fallon	Tungsten	RMAP
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	RMAP
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	RMAP
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	RMAP
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	RMAP
H.C. Starck Smelting GmbH & Co. KG	Tungsten	RMAP
Hunan Chenzhou Mining Co., Ltd.	Tungsten	RMAP
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	RMAP
Hydrometallurg, JSC	Tungsten	RMAP
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	RMAP
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	RMAP
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	RMAP
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	RMAP
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	RMAP
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	RMAP
Niagara Refining LLC	Tungsten	RMAP
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	RMAP
Wolfram Bergbau und Hutten AG	Tungsten	RMAP
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	RMAP
ACL Metais Eireli	Tungsten	RMAP
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	RMAP

Moliren Ltd.	Tungsten	RMAP
Philippine Chuangxin Industrial Co., Inc.	Tungsten	RMAP
Woltech Korea Co., Ltd.	Tungsten	RMAP
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	RMAP
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	RMAP
Asia Tungsten Products Vietnam Ltd.	Tungsten	RMAP
Unecha Refractory Metals Plant	Tungsten	RMAP
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten
Ganxian Shirui New Material Co., Ltd.	Tungsten
Pobedit, JSC	Tungsten
BeiJing General Research Institute of Mining & Metallurgy	Tungsten
Dayu Weiliang Tungsten Co., Ltd.	Tungsten
Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten
Sanher Tungsten Vietnam Co., Ltd.	Tungsten
Jiangxi Richsea New Materials Co., Ltd.	Tungsten
WOLFRAM Company CJSC	Tungsten
Zhuzhou Cemented Carbide Group Co., Ltd.	Tungsten
ASSAB	Tungsten
DaeguTec Ltd.	Tungsten
Degutea	Tungsten
Ganzhou Grand Sea W & Mo Group Co., Ltd.	Tungsten
Hi-Temp	Tungsten
Jiangsu Hetian Sci-Tech Material Co., Ltd.	Tungsten
Jin Zhou	Tungsten
Taicang City Nancang Metal Material Co.,Ltd	Tungsten
Western Metal Materials Co.,ltd	Tungsten
Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	Tungsten
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten
White Solder Metalurgia e Mineração Ltda.	Tungsten
Heyuan Fuma Cemented Carbide Co., Ltd.	Tungsten
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten

Based on the information obtained in the Company’s due diligence process, the Company does not have sufficient information to determine the country of origin of all Conflict Minerals in the Covered Products.  However the following represent the countries of origin identified by the SORs set forth above.  The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity are described in the RCOI and due diligence discussion above.

METALS	COUNTRY OF ORIGIN
Gold

ANDORRA, AUSTRALIA, AUSTRIA, BELGIUM, BRAZIL, CANADA, CHILE, CHINA, CZECH REPUBLIC, FRANCE, GERMANY, INDIA, INDONESIA, ITALY, JAPAN, KAZAKHSTAN, REPUBLIC OF KOREA, KYRGYZSTAN, LITHUANIA, MALAYSIA, MEXICO, NETHERLANDS, NEW ZEALAND, PHILIPPINES, POLAND, RUSSIAN FEDERATION, SAUDI ARABIA, SINGAPORE, SOUTH AFRICA, SPAIN, SUDAN, SWEDEN, SWITZERLAND, PROVINCE OF CHINA, -TAIWAN, THAILAND, TURKEY, UNITED ARAB EMIRATES, UNITED STATES OF AMERICA, UZBEKISTAN, ZAMBIA, AND ZIMBABWE.

Tantalum

AUSTRIA, BRAZIL, CHINA, ESTONIA, GERMANY, INDIA,INDONESIA, JAPAN, KAZAKHSTAN, THE FORMER YUGOSLAV REPUBLIC OF MACEDONIA, MEXICO, RUSSIAN FEDERATION, SOUTH AFRICA, THAILAND, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND, AND UNITED STATES OF AMERICA.

Tin

BELGIUM, BOLIVIA (PLURINATIONAL STATE OF), BRAZIL, CANADA, CHINA, CZECH REPUBLIC, GERMANY, INDONESIA, JAPAN, REPUBLIC OF KOREA, MALAYSIA, MEXICO, PERU, PHILIPPINES, POLAND, RUSSIAN FEDERATION, RWANDA, SINGAPORE, SPAIN, SWITZERLAND, PROVINCE OF CHINA -TAIWAN, THAILAND, UNITED STATES OF AMERICA, AND VIETNAM.

Tungsten	AUSTRIA, BRAZIL, CHINA, GERMANY, JAPAN, REPUBLIC OF KOREA, PHILIPPINES, RUSSIAN FEDERATION, SINGAPORE, UNITED STATES OF AMERICA, AND VIETNAM.

Given the fact that not all of the SORs identified by the Company’s suppliers are certified by an independent third-party, the fact that the SOR information obtained from suppliers did not correspond specifically to products/components supplied to the Company (and may therefore include SORs and/or countries of origin that are not applicable to the Conflict Minerals used in our products), the fact that we did not obtain responses from all surveyed suppliers, and because necessary Conflict Minerals in a particular Covered Product may be sourced from multiple SORs, although the Company reasonably believes that certain of its necessary Conflict Minerals in the Covered Products may be from Covered Countries (as described above), it could not determine the country of origin for all Covered Products.  In addition, based on the foregoing, the Company was unable to determine whether the necessary Conflict Minerals in the Covered Products that may be from the Covered Countries were from recycled or scrap sources, or came from sources that directly or indirectly financed or benefitted armed groups in the Covered Countries, as such term is defined in Rule 13p-1.  However, of all responding suppliers in the Company’s due diligence process, none indicated (at any point during the RCOI or due diligence process) that it had sourced Conflict Minerals to the Company that directly or indirectly benefitted or financed armed groups (as that term is defined in Rule 13p-1) in the Covered Countries.

Celestica intends to undertake the following steps during the next compliance period to improve the due diligence conducted to further determine whether Conflict Minerals in its Covered Products are sourced from the Covered Countries, or are from recycled or scrap sources, and to mitigate the risk that its necessary Conflict Minerals sourced from Covered Countries finance or benefit armed groups, including:

•                  Engage suppliers that responded in 2017 to refresh and update sourcing information as appropriate;

•                  Review and update the list of products and associated suppliers designated as “in-scope”;

•                  Encourage suppliers to implement responsible sourcing; and

•                  Participate in industry initiatives encouraging “conflict-free” supply chains.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this report are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “expects,” “plans,” “believes,” “estimates,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by law.